UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2019

MGM RESORTS INTERNATIONAL

(Exact name of registrant as specified in its charter)

DELAWARE	001-10362	88-0215232
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada		89109
(Address of principal executive offices)		(Zip code)

(702) 693-7120

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CRF §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(b) On February 21, 2019, MGM Resorts International, a Delaware corporation (the “Company”), announced that Daniel J. D’Arrigo has chosen to take advantage of the voluntary resignation program offered as part of MGM 2020 and will be resigning as Executive Vice President, Chief Financial Officer and Treasurer of the Company, effective March 1, 2019, but will remain in an advisory role until March 22, 2019 (the “Separation Date”).

(c) On February 21, 2019, the Company announced that Corey Sanders has been appointed Chief Financial Officer of the Company and Bill Hornbuckle has been appointed President and Chief Operating Officer on February 18, 2019, each effective March 1, 2019. Previously, Mr. Sanders, age 55, served as Chief Operating Officer of the Company since 2010 and Mr. Hornbuckle, age 61, served as President since 2012. Messrs. Hornbuckle and Sanders have no family relationships with any of our directors or executive officers and there are no transactions in which Messrs. Hornbuckle and Sanders have an interest in that would require disclosure under Item 404(a) of Regulation S-K. The employment agreements with Messrs. Hornbuckle and Sanders, each effective as of November 15, 2016, and filed with the Securities and Exchange Commission on December 7, 2016, are incorporated herein by reference.

(e) On February 21, 2019, Mr. D’Arrigo and the Company entered into a Separation Agreement and Complete Release of Claims (the “Separation Agreement”) in connection with Mr. D’Arrigo’s termination of employment.

Pursuant to the terms of the the Separation Agreement, Mr. D’Arrigo will receive a severance payment of $3,317,861.28, representing 1.5 times the sum of (i) his annual base salary, (ii) twelve months of COBRA and (iii) his 2019 target bonus. All of Mr. D’Arrigo’s outstanding equity awards will continue to vest in accordance with their terms. Any equity awards with a performance condition will remain subject to the performance vesting conditions under the terms of such awards.

Mr. D’Arrigo will be subject to certain restrictive covenants, including a non-solicitation covenant with respect to business contacts and employees for a period of 12 months following the Separation Date.

The foregoing summary of the Separation Agreement is qualified by reference to the Separation Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference. In addition, the press release issued by the Company on February 21, 2019, announcing the matters described above, is filed herewith as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits:

Exhibit No.	Description

10.1	Separation Agreement and Complete Release of Claims, between MGM Resorts International and Daniel J. D’Arrigo, dated February 21, 2019.

99.1	Press Release dated February 21, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2019

MGM Resorts International

By:	/s/ Andrew Hagopian III
Name: Andrew Hagopian III
Title: Chief Corporate Counsel & Assistant Secretary